UNITED STATES SECURITIES AND EXCHANGE COMMISSION WASHINGTON, DC 20549
FORM 8-K CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): December 15, 2009
Burlington Coat Factory Investments Holdings, Inc. (Exact Name of Registrant As Specified In Charter)
Delaware (State or Other Jurisdiction of Incorporation)	333-137917 (Commission File Number)	20-4663833 (IRS Employer Identification No.)
1830 Route 130 North Burlington, New Jersey 08016 (Address of Principal Executive Offices, including Zip Code)
(609) 387-7800 (Registrant’s telephone number, including area code)

Not applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

SIGNATURE

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Effective as of December 15, 2009, the board of directors of each of Burlington Coat Factory Holdings, Inc. (“Holdings”), Burlington Coat Factory Investments Holdings, Inc. (“Investments”) and Burlington Coat Factory Warehouse Corporation (“BCFWC” and, collectively with Investments, the “Company”) increased the number of directors serving on each respective board from five to six and elected Jay Margolis to each such board to fill each newly created directorship.  Mr. Margolis has not yet been appointed to any committee of the board of directors of BCFWC, Holdings or Investments.

Mr. Margolis will receive the following compensation for his services as a director of BCFWC, Holdings and Investments: (i) a cash payment in the aggregate amount of $30,000 as compensation for each year of such services, payable in equal quarterly installments, (ii) options to purchase 2,000 units of the securities of Holdings pursuant to the Holdings’ 2006 Management Incentive Plan (as more fully described in the Company's Annual Report on Form 10-K for the year ended May 30, 2009), and (iii) reimbursement for all reasonable expenses incurred by him in connection with such services.

The public announcement regarding Mr. Margolis’ election was made by means of a press release, the text of which is set forth in Exhibit 99.1 to this Form 8-K and which is incorporated herein by reference in its entirety.

Item 9.01             Financial Statements and Exhibits

(d)

Exhibit No.          Description

99.1                      Press Release dated December 17, 2009

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BURLINGTON COAT FACTORY INVESTMENTS HOLDINGS, INC.

/s/ Paul C. Tang
Paul C. Tang Executive Vice President

Date: December 17, 2009

EXHIBIT INDEX

Exhibit No. Description

99.1	Press Release dated December 17, 2009